UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA	17032
(Address of principal executive offices)	(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2011, the First Amendment to the Executive Deferred Compensation Agreement dated June 30, 2010 was entered into by and between Riverview National Bank, the wholly owned subsidiary of the Registrant, and Kirk Fox, President of the Registrant and the Bank.  Section 3.1(b)(i) of the Agreement was amended to indicate that the interest rate for the plan year will be declared annually by the Board of Directors beginning in 2010.  Accordingly, the Board of Directors declared the interest rate to be 5.49% for 2010 and 8.00% for 2011.

On September 13, 2011, the First Amendment to the Director Deferred Compensation Agreement dated December 31, 2008 was entered into by and between Riverview National Bank and respectively, Robert M. Garst, Chief Executive Officer of the Registrant and the Bank and Kirk Fox, President of the Registrant and the Bank.  Section 3.1.2 of the Agreement was amended to indicate that the interest rate for the plan year will be declared annually by the Board of Directors beginning in 2010.  Accordingly, the Board of Directors declared the interest rate to be 7.50% for 2010 and 5.25% for 2011 for the Agreement with Mr. Garst and 7.50% for 2010 and 8.00% for 2011 for the Agreement with Mr. Fox.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: September 23, 2011	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer